                                                                    EXHIBIT 12.1


          RATIO OF EARNINGS TO FIXED CHARGES OF KONINKLIJKE AHOLD N.V.
          ------------------------------------------------------------

                                              First quarter                           Fiscal year
                                                -------     -----------------------------------------------------------------
                                                 2001          2000         1999          1998          1997           1996
                                                -------     ---------     ---------     ---------     ---------       -------
                                                               (thousands of EUR, except ratios)
Dutch GAAP
----------
    Earnings before income tax and
      minority interest ..................      443,030     1,604,828     1,048,478       772,269       615,645       416,641
    Fixed charges ........................      433,818     1,260,748       670,899       514,545       462,378       298,962
    Amortization of capitalized interest .        3,719        22,457        14,216        16,567        11,322         3,377
    Distributed income of equity
      investees ..........................          925         3,614         4,182         4,278         4,472         4,541
    Royal Ahold's share of pre-tax
      losses of equity investees for
      which charges arising from
      guarantees are included ............            0             0             0             0             0             0
    Adjustments

          Capitalized interest ...........       (3,719)      (22,457)      (14,216)      (16,567)      (11,322)       (3,377)

          Minority interests in pre-tax
             income without fixed charges             0             0             0             0             0             0


"Earnings" (Dutch GAAP) ..................      877,773     2,869,190     1,723,559     1,291,092     1,082,495       720,144
                                                =======     =========     =========     =========     =========       =======

    Interest expensed, capitalized
      interest, capitalized expenses
      and amortized premiums and discounts      296,864       831,447       435,036       336,048       285,867       172,971


    Estimate of interest within rental
      expenses ...........................      136,954       429,303       235,863       178,497       176,511       125,991
                                                -------     ---------     ---------     ---------     ---------       -------

Fixed Charges ............................      433,818     1,260,750       670,899       514,545       462,378       298,962
                                                =======     =========     =========     =========     =========       =======


Ratio of earnings to fixed charges
  according to Dutch GAAP ................        2.02x         2.28x         2.57x         2.51x         2.34x         2.41x

                                             First quarter                                 Fiscal year
                                              -------     ------------------------------------------------------------------------
                                                2001        2000             1999            1998              1997         1996
                                              -------     --------        ---------        ---------          -------      -------
                                                               (thousands of EUR, except ratios)
US GAAP
-------
    Earnings before income tax and
      minority interest ..................      NA       1,254,696          855,982          593,016          509,824      359,457
    Fixed charges ........................      NA       1,260,748          670,899          514,545          462,378      298,962
    Amortization of capitalized interest .      NA          22,457           14,216           16,567           11,322        3,377
    Distributed income of equity
      investees ..........................      NA           3,614            4,182            4,278            4,472        4,541
    Royal Ahold's share of pre-tax
      losses of equity investees for
      which charges arising from
      guarantees are included ............      NA               0                0                0                0            0
    Adjustments

          Capitalized interest ...........      NA         (22,457)         (14,216)         (16,567)         (11,322)      (3,377)
          Minority interests in pre-tax
             income without fixed charges       NA               0                0                0                0            0

"Earnings" (US GAAP) .....................      NA       2,519,058        1,531,063        1,111,839          976,674      662,960
                                              =======    =========        =========        =========          =======      =======

    Interest expensed, capitalized
      interest, capitalized expenses
      and amortized premiums and discounts      NA         831,447          435,036          336,048          285,867      172,971


    Estimate of interest within rental
      expenses ...........................      NA         429,301          235,863          178,497          176,511      125,991
                                              -------    ---------        ---------        ---------          -------      -------

Fixed Charges ............................      NA       1,260,748          670,899          514,545          462,378      298,962
                                              =======    =========        =========        =========          =======      =======


Ratio of earnings to fixed charges
  according to US GAAP ...................      NA           2.00x            2.28x            2.16x            2.11x        2.22x

         RATIO OF EARNINGS TO FIXED CHARGES OF AHOLD LEASE U.S.A., INC.
         --------------------------------------------------------------

                                                                    First half
                                                                    ----------
                                                                       2001
                                                                    ----------
                                                                     $
US GAAP
-------
    Earnings before income tax and minority interest .........        (78, 171)
    Fixed charges ............................................               0
    Amortization of capitalized interest .....................               0
    Distributed income of equity investees ...................               0
    Ahold Lease's share of pre-tax losses of equity
      investees for which charges arising from guarantees
      are included ...........................................               0
    Adjustments

          Capitalized interest ...............................               0
          Minority interests in pre-tax income without
             fixed ...........................................               0
                                     charges

"Earnings" (US GAAP) .........................................        (78, 171)
                                                                   ===========

    Interest expensed, capitalized interest, capitalized
      expenses and amortized premiums and discounts ..........               0
    Estimate of interest within rental expenses ..............               0
                                                                   -----------

Fixed Charges ................................................               0
                                                                   ===========


Ratio of earnings to fixed charges according to US GAAP ......               0